                       FOURTH AMENDMENT TO OFFICE LEASE

     THIS AMENDMENT made this 22nd day of April, 1998, (the "Amendment") by and between CONTINENTAL ROSECRANS AVIATION, L. P., a California limited partnership, hereinafter referred to as "Lessor", and PEERLESS SYSTEMS, INC., a Delaware corporation, hereinafter referred to as "Lessee."

                             W I T N E S S E T H:

     WHEREAS, Lessee entered into a certain Office Lease ("Lease"), dated February 6, 1992, with Lessor leasing certain premises together with appurtenances in Continental Park, commonly known as 2361-2381 Rosecrans Avenue, El Segundo, California; and

     WHEREAS, said Lease was amended in certain particulars by a Letter Amendment, dated March 31, 1992; by a second agreement dated July 29, 1992; by a First Amendment to Office Lease dated December 1, 1995; by a Second Amendment to Office Lease dated April 8, 1997; and by a Third Amendment to Office Lease dated December 16, 1997; and

     WHEREAS, Continental Rosecrans Aviation, L. P. is successor in interest to Continental Terrace Corporation, and Continental Terrace Corporation is successor in interest to Continental Development Corporation; and

     WHEREAS, Lessor and Lessee are desirous of amending said Lease by this Fourth Amendment to Office Lease in the manner set forth below.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee hereby agree to amend said Lease as follows:

     1.   PREMISES

          Suite 330 at 2381 Rosecrans Avenue in El Segundo, consisting of 9,118 rentable square feet (8,150 usable square feet) shall be added to the Premises.

     2.   TERM

          The term for the added premises shall commence upon delivery of the premises to Lessee, estimated to be October 1, 1998 and shall be co-terminus with the term dictated in the Lease, as amended, and shall terminate on December 31, 2007.

     3.   BASE RENTAL

          The Base Rental set forth in Paragraph 1.6 of the Lease, as amended, shall be increased to reflect the additional rent for the added premises as follows:

     a)  Month 1:  no rent or parking fees;
     b)  Months 2 through 30 at $16,412.40 per month;
     c)  Months 31 through 60 at $17,324.20 per month;
     d)  Months 61 through 90 at $18,691.90 per month; and
     e)  The remainder of the lease term at $20,059.60 per month.

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     4.     TENANT IMPROVEMENTS

            For the taking of additional space at Suite 330, Lessor shall pay Lessee Five Dollars ($5.00) per usable square foot, or $40,750.00, to be used for tenant improvements.

     5.     EFFECTIVE DATE

            This Amendment shall take effect as of April 1, 1998.

     6.     PARKING

            Lessee must take at least an additional fifty (50) parking permits, of which no more than thirteen (13) may be for reserved spaces. Parking permits will be charged to Lessee at the prevailing monthly rates for parking permits at the Property.

     7.     BROKERAGE

            Lessee represents that Lessee has dealt with no broker in connection with this modification of the Lease, except for Lee & Associates, and that insofar as Lessee knows, no other broker negotiated this modification of Lease or is entitled to any commission in connection therewith.

     8.     SIGNAGE

            Lessee shall be permitted to display its name in the building standard font on the existing east entrance monument sign to the Building (the Monument Sign). Lessee's right to maintain said name shall be subject to the following conditions:

            a. That Lessee will pay Lessor (1) the sum of Fifty Dollars and No Cents ($50.00) per month, for as long as Lessee should choose to display its name on said Monument Sign, and which sum shall represent the monthly rental rate for said privilege, and (2) all cost and materials related to the installation and/or fabrication of the name on the sign.

            b. That the design, font, size, location, specifications, graphics, materials, colors, and lighting (if applicable) with respect to Lessee's name on the Monument Sign must be consistent with Lessor's signage program as determined by Lessor in Lessor's sole discretion;

            c. That Lessee shall pay to Landlord, from time to time and within thirty (30) days after receipt of written demand, Lessee's portion of all expenses incurred by Lessor that are attributable to the insurance, lighting (if applicable), maintenance, and repair of the Monument Sign during the period of time that Lessee's name is on the Monument Sign. Lessee's portion of such expenses shall be calculated by Lessor by dividing such expenses equally among all lessees and occupants that have signs on the Monument Sign;

            d. That Lessor shall have the right to relocate, redesign, and/or reconstruct the Monument Sign from time to time as determined by Lessor in Lessor's sole discretion; and

            e. That upon Lessee's request to remove its name from the sign, or upon termination and/or expiration of the Lease Term, Lessor shall have the right to permanently remove the Lessee's name from the Monument Sign, repair any damage to the Monument Sign that may result from the removal of Lessee's name, and charge Lessee for all expenses and costs incurred in connection with said removal and repair.

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     9.   GENERAL TERMS

     Except as amended and supplemented herein, all of the other terms, covenants, conditions, provisions and agreements of the Lease shall continue in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Fourth Amendment to Office Lease to be executed on the day and year first above written.


LESSOR                                     LESSEE

CONTINENTAL ROSECRANS                      PEERLESS SYSTEMS, INC.
AVIATION, L.P.                             a Delaware corporation
a California limited partnership


BY:   CONTINENTAL DEVELOPMENT
      CORPORATION, general partner



/s/ Richard C. Lundquist                   /s/ Hoshi Printer
-------------------------------------      -------------------------------------
Richard C. Lundquist, President            Hoshi Printer
                                           Chief Financial Officer,
                                           Vice President/Finance &
                                           Administration


/s/ Leonard E. Blakesley, Jr.
-------------------------------------
Leonard E. Blakesley, Jr., Secretary

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